UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 12, 2005

Centex Corporation

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	1-6776 (Commission File Number)	75-0778259 (IRS Employer Identification No.)

2728 N. Harwood Street, Dallas, Texas		75201
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number including area code: (214) 981-5000

Not Applicable
(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Form of restricted stock agreement for 2003 Equity Plan
Form of award agreement for incentive compensation
Summary of Outside Director Compensation

Item 1.01. Entry into a Material Definitive Agreement.

      On May 12, 2005, the Board of Directors of Centex Corporation, a Nevada corporation (the “Corporation”), ratified and approved the following actions taken on May 11, 2005 by the Compensation and Management Development Committee (the “Compensation Committee”) of the Board of Directors with regard to compensation arrangements with the persons (the “Named Executive Officers”) who are expected to be listed in the Summary Compensation Table set forth in the Proxy Statement for the Corporation’s 2005 Annual Meeting of Stockholders as named executive officers (as defined in Item 402(a)(3) of Regulation S-K).

      Annual Incentive (Short-Term) Compensation Earned in Fiscal 2005. The Compensation Committee confirmed the amount and specified the form of payment of short-term incentive compensation awards earned during the fiscal year ended March 31, 2005 and to be paid in May 2005 for the Named Executive Officers under the stockholder-approved Centex Corporation 2003 Annual Incentive Compensation Plan (the “Incentive Compensation Plan”) and the stockholder-approved Amended and Restated Centex Corporation 2003 Equity Incentive Plan (the “2003 Equity Plan”). The bonus awards were earned based on the achievement of performance goals established by the Compensation Committee in the first quarter of fiscal 2005. At its May 11, 2005 meeting, the Compensation Committee reviewed the performance of the Corporation for the fiscal year ended March 31, 2005, considered the extent to which the applicable performance goals had been satisfied and authorized the payment of the resulting bonus awards to participants. The Compensation Committee did not take any discretionary action to waive or modify any of the applicable performance goals. The amounts of the bonus awards for short-term incentive compensation for the Named Executive Officers are as follows: Timothy R. Eller, Chairman, Chief Executive Officer and President ($5,000,000 plus 142,046 shares of restricted stock); Leldon E. Echols, Executive Vice President and Chief Financial Officer ($2,000,000 plus 25,081 shares of restricted stock); Andrew J. Hannigan, Chairman and Chief Executive Officer of Centex Homes ($12,932,402); Raymond G. Smerge, retired Executive Vice President and Chief Legal Officer as of December 31, 2004 ($2,000,000); Robert S. Stewart, Senior Vice President – Strategy and Corporate Development ($2,000,000 plus 3,041 shares of restricted stock); and Jonathan R. Wheeler – Senior Vice President – Organization Development ($2,471,928).

      The restricted stock vests in equal installments on a quarterly basis over three years following the date of grant. The grant of restricted stock was made pursuant to the terms of the 2003 Equity Plan and the terms of restricted stock award agreements. A copy of the 2003 Equity Plan previously was filed as Exhibit 10.6 to the Corporation’s Annual Report on Form 10-K for the fiscal year ended March 31, 2004 (the “2004 Form 10-K”) and is incorporated by reference. A copy of the form of restricted stock award agreement is being filed as Exhibit 10.1 to this Report.

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      Long-Term Incentive Compensation Earned in Fiscal 2005. In addition to the annual (short-term) incentive compensation awards described above, the Compensation Committee also confirmed the amount and specified the form of payment of long-term incentive compensation awards to be granted in May 2005 with respect to fiscal year 2005 for the Named Executive Officers under the 2003 Equity Plan and other stockholder-approved compensation plans. The awards were granted based on the achievement of performance goals established by the Compensation Committee in the first quarter of fiscal 2005. At its May 11, 2005 meeting, the Compensation Committee reviewed the performance of the Corporation for the fiscal year ended March 31, 2005, considered the extent to which the applicable performance goals were satisfied and authorized the grant of the resulting long-term incentive compensation awards to participants. The Committee also determined that such long-term compensation awards would be paid to the Named Executive Officers (other than Mr. Smerge) in the form of stock options, restricted stock (which, in the case of Mr. Hannigan and Mr. Wheeler, includes restricted stock awards denominated as stock units) and deferred cash (which bears interest until paid). The Compensation Committee did not take any discretionary action to waive or modify the applicable performance goals.

      The nature and amounts of the long-term incentive compensation awards for the Named Executive Officers for fiscal 2005 are as follows:

Recipient	Long-Term Incentive Compensation
	Stock Options	Restricted Stock	Deferred Cash
Timothy R. Eller	216,000	43,117	$2,473,200
Leldon E. Echols	75,000	14,971	$858,750
Andrew J. Hannigan	203,979	82,153	$-0-
Robert S. Stewart	40,000	7,985	$458,000
Jonathan R. Wheeler	29,694	11,958	$-0-

      The awards to Mr. Smerge, who retired effective December 31, 2004, were made pursuant to agreements entered into in the first quarter of fiscal 2005. In light of his retirement, Mr. Smerge received cash in lieu of long-term awards of $1,899,336.

      The options, restricted stock, stock units and deferred cash awards vest in equal installments on a quarterly basis over three years following the date of grant. The grant of options was made pursuant to the terms of the Amended and Restated Centex Corporation 2001 Stock Plan and the terms of stock option award agreements. A copy of the 2001 Stock Plan previously was filed as Exhibit 10.3 to the 2004 Form 10-K and is incorporated herein by reference. A copy of the form of stock option award agreement previously was filed as Exhibit 10.3a to the 2004 Form 10-K

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and is incorporated herein by reference. The grant of restricted stock was made pursuant to the 2003 Equity Plan and the terms of restricted stock award agreements as described above. The award of stock units was made pursuant to the 2003 Equity Plan and the terms of stock unit award agreements. A copy of the form of stock unit award agreement previously was filed as Exhibit 10.6b to the 2004 Form 10-K and is incorporated herein by reference. The award of deferred cash was made pursuant to the Centex Corporation Executive Deferred Compensation Plan previously filed as Exhibit 10.9 to the 2004 Form 10-K and is incorporated herein by reference.

      Fiscal 2006 Base Salary Increases. The Compensation Committee approved increases of the base salaries for the Named Executive Officers, effective as of April 1, 2005, which ranged from 2.8% to 5%.

      Incentive Compensation to be Earned in Fiscal 2006. The Compensation Committee approved incentive compensation for each of the Named Executive Officers (other than Mr. Smerge, who has retired) for fiscal year 2006 under the Incentive Compensation Plan and the 2003 Equity Plan, subject to the satisfaction of certain performance goals. Individual performance goals for short-term incentive compensation for fiscal 2006 for all the Named Executive Officers (other than Mr. Hannigan) relate to net earnings growth and pre-tax margin improvement. The individual performance goal for long-term incentive compensation for such officers is return on stockholders’ equity. Mr. Hannigan’s individual performance goals for short-term incentive compensation for fiscal 2006 relate to homebuilding operating margin and customer satisfaction, as well as two other performance goals (one a growth measure and the other a business process measure) involving confidential business information relating to the Corporation’s homebuilding business. His individual performance goals for long-term incentive compensation relate to return on average net assets and homebuilding earnings growth. The Corporation will enter into an Award Agreement with each of the Named Executive Officers (other than Mr. Hannigan) with respect to the incentive compensation to be paid to such individuals for fiscal year 2006. Payments on the awards would be in a mix of cash and long-term measures, including any one or more of stock options, restricted stock, stock units and deferred cash. A copy of the form of Award Agreement is filed as Exhibit 10.2 to this Report.

      Amendment of Equity Plans to Provide for Net Option Exercise. The Board of Directors approved amendments to the Amended and Restated 1987 Stock Option Plan, the Eighth Amended and Restated 1998 Employee Nonqualified Stock Option Plan, the Amended and Restated 2001 Stock Plan and the 2003 Equity Plan which are intended to permit the holders of stock options granted under such plans to exercise such options on a net basis, such that the option holder may pay the exercise price by requesting that the Corporation withhold from the shares otherwise issuable an appropriate number of shares of common stock having a fair market value equal to the exercise price. Copies of the amended and restated plans reflecting these amendments will be filed as exhibits to the Corporation’s Annual Report on Form 10-K for the year ending March 31, 2005.

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      Other Compensation Information. Additional information concerning the compensation paid to the Named Executive Officers for fiscal 2005 will be included in the Proxy Statement for the Corporation’s 2005 Annual Meeting of Stockholders, which is expected to be filed with the Securities and Exchange Commission in June 2005.

      Outside Directors Compensation. On May 11, 2005, the Corporate Governance and Nominating Committee of the Board of Directors of the Corporation approved a new compensation arrangement for each of the Corporation’s outside directors. On May 12, 2005, the Board of Directors ratified and approved the compensation arrangement. Beginning with the first meeting of the Board of Directors following the 2005 Annual Meeting of Stockholders to be held in July 2005, each outside director of the Corporation will receive the compensation for his or her services as a director listed on the Summary of Outside Director Compensation filed as Exhibit 10.3 to this Report.

Item 9.01. Financial Statements and Exhibits.

      The following exhibits are filed with this Report.

Exhibit
Number	Description
10.1	Form of restricted stock agreement for 2003 Equity Plan
10.2	Form of award agreement for incentive compensation
10.3	Summary of Outside Director Compensation

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SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTEX CORPORATION
By:	/s/ James R. Peacock III
	Name:	James R. Peacock III
	Title:	Vice President, Deputy General Counsel and Secretary

Date: May 17, 2005